As filed with the Securities and Exchange Commission on December 1, 2016

Registration Statement No. 333-213949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SBA COMMUNICATIONS REIT CORPORATION

(Exact name of registrant as specified in its charter)

Florida	6798	65-0716501
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8051 Congress Avenue

Boca Raton, Florida 33487

(561) 995-7670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas P. Hunt, Esq.

Executive Vice President, Chief Administrative Officer and General Counsel

SBA Communications Corporation

8051 Congress Avenue

Boca Raton, Florida 33487

(561) 995-7670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kara L. MacCullough, Esq. Greenberg Traurig, P.A. 401 East Las Olas Boulevard Suite 2000 Fort Lauderdale, FL 33301 (954) 765-0500	Joseph Coco, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an “X” in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SBA Communications REIT Corporation is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-4 (File No. 333-213949) for the purpose of filing Exhibit 8.1 as indicated in Item 21 of Part II of this Amendment. No changes or additions are being made to the proxy statement/prospectus constituting Part I of the Registration Statement (not included herein) or to Items 20 or 22 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II and the signature pages.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits Required by Item 601 of Regulation S-K.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Period Covered or Date of Filing

2.1	Agreement and Plan of Merger by and between SBA Communications Corporation and SBA Communications REIT Corporation, dated as of November 10, 2016, included as Annex A to the proxy statement/prospectus that is part of this Registration Statement.**

3.1	Articles of Incorporation of Registrant (to be renamed “SBA Communications Corporation” in connection with the merger).**

3.2	Form of Amended and Restated Articles of Incorporation of Registrant (to be renamed “SBA Communications Corporation” in connection with the merger), included as Annex B-1 to the proxy statement/prospectus that is part of this Registration Statement.**

3.3	Bylaws of Registrant (to be renamed “SBA Communications Corporation” in connection with the merger).**

3.4	Form of Amended and Restated Bylaws of Registrant (to be renamed “SBA Communications Corporation” in connection with the merger), included as Annex B-2 to the proxy statement/prospectus that is part of this Registration Statement.**

4.1	Form of Common Stock Certificate.**

4.15A	Form of Senior Indenture.	S-3ASR (333-202477)	03/03/15

4.16A	Form of Subordinated Indenture.	S-3ASR (333-202477)	03/03/15

4.22	Indenture, dated as of September 28, 2012, between SBA Communications Corporation and U.S. Bank National Association.	8-K	09/28/12

4.23	Form of 5.625% Senior Notes due 2019 (included in Exhibit 4.22).	8-K	09/28/12

4.24	Indenture, dated July 1, 2014, between SBA Communications Corporation and U.S. Bank National Association.	8-K	07/01/14

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Period Covered or Date of Filing

4.25	Form of 4.875% Senior Notes due 2022 (included in Exhibit 4.24).	8-K	07/01/14

4.26	Indenture, dated August 15, 2016, between SBA Communications Corporation and U.S. Bank National Association.	8-K	08/16/16

4.27	Form of 4.875% Senior Notes due 2024 (included in Exhibit 4.26).	8-K	08/16/16

5.1	Opinion of Greenberg Traurig, P.A. regarding the legality of the securities being registered.**

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to certain tax matters.*

10.1	SBA Communications Corporation Registration Rights Agreement dated as of March 5, 1997, among the Company, Steven E. Bernstein, Ronald G. Bizick, II and Robert Grobstein.	S-4 (333-50219)	04/15/98

10.2	Purchase Agreement, dated July 26, 2012, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as trustee, and the several initial purchasers listed on Schedule I thereto.	10-Q	Quarter ended September 30, 2012

10.3	2015 Revolving Refinancing Amendment, dated as of February 5, 2015, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as administrative agent.	10-K	Year ended December 31, 2014

10.4	Purchase Agreement, dated April 4, 2013, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as trustee, and the several initial purchasers listed on Schedule I thereto.	8-K	04/23/13

10.5	Incremental Term Loan B-2 Amendment, dated as of June 10, 2015, among SBA Senior Finance II LLC, as borrower, the several lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as administrative agent.	10-Q	Quarter ended June 30, 2015

10.6	Purchase Agreement, dated October 6, 2015, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as trustee, and the several initial purchasers listed on Schedule I thereto.	8-K	10/09/15

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Period Covered or Date of Filing

10.7	Second Amended and Restated Credit Agreement, dated as of February 7, 2014, among SBA Senior Finance II LLC, as borrower, the several lenders from time to time parties thereto, Citigroup Global Capital Markets Inc. and Barclays Bank PLC, as incremental tranche B-1 term loan joint lead arrangers and syndication agents, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, The Royal Bank of Scotland plc and Wells Fargo Securities, LLC, as co-incremental Tranche B-1 term loan documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent.	8-K	02/13/14

10.8	Second Amended and Restated Guarantee and Collateral Agreement, dated as of February 7, 2014, among SBA Communications Corporation, SBA Telecommunications, LLC, SBA Senior Finance, LLC, SBA Senior Finance II LLC and certain of its subsidiaries, as identified in the Second Amended and Restated Guarantee and Collateral Agreement, in favor of Toronto Dominion (Texas) LLC, as administrative agent.	8-K	02/13/14

10.9	Purchase Agreement, dated June 17, 2014, among SBA Communications Corporation, U.S. Bank National Association, as trustee, and the several initial purchasers listed on Schedule I thereto.	8-K	06/23/14

10.10	Registration Rights Agreement, dated July 1, 2014, among SBA Communications Corporation and the several initial purchasers listed on Schedule I thereto.	8-K	07/01/14

10.11	Purchase Agreement, dated October 7, 2014, among SBA Senior Finance, LLC, Deutsche Bank Trust Company, as trustee, and several initial purchasers listed on Schedule I thereto.	8-K	10/10/14

10.12	Second Amended and Restated Loan and Security Agreement, dated as of October 15, 2014, among SBA Properties, LLC, SBA Sites, LLC, SBA Structures, LLC, SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, SBA Towers USVI, Inc., SBA GC Towers, LLC, SBA Towers VII, LLC and any Additional Borrower or Borrowers that may become a party thereto and Midland Loan Services, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.	10-Q	Quarter ended September 30, 2014

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Period Covered or Date of Filing

10.12A	First Loan and Security Agreement Supplement and Amendment, dated as of October 14, 2015, by and among the Borrowers named therein and Midland Loan Services, a division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.	8-K	10/20/15

10.12B	Second Loan and Security Agreement Supplement, dated as of July 7, 2016, by and among the Borrowers named therein and Midland Loan Services, a division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.	8-K	07/08/2016

10.13	Purchase Agreement, dated June 21, 2016, among SBA Senior Finance, LLC, Deutsche Bank Trust Company Americas, as trustee, and the several initial purchasers listed on Schedule I thereto.	8-K	06/24/2016

10.14	Purchase Agreement, dated August 1, 2016, between SBA Communications Corporation and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers listed on Schedule 1 thereto.	8-K	08/02/2016

10.15	Registration Rights Agreement, dated August 15, 2016, among SBA Communications Corporation and the several initial purchasers listed on Schedule I thereto.	8-K	08/16/16

10.33	2001 Equity Participation Plan as Amended and Restated on May 16, 2002.†	DEF 14A	04/16/02

10.35F	Employment Agreement, dated October 30, 2014, between SBA Communications Corporation and Jeffrey A. Stoops.†	10-K	Year ended December 31, 2014

10.50	Management Agreement, dated as of November 18, 2005, by and among SBA Properties, Inc., SBA Network Management, Inc. and SBA Senior Finance, Inc.	10-K	Year ended December 31, 2005

10.57D	Amended and Restated Employment Agreement, dated as of December 7, 2015, between SBA Communications Corporation and Kurt L. Bagwell.†	10-K	Year ended December 31, 2015

10.58D	Amended and Restated Employment Agreement, dated as of December 7, 2015, between SBA Communications Corporation and Thomas P. Hunt.†	10-K	Year ended December 31, 2015

10.60	Joinder and Amendment to Management Agreement, dated November 6, 2006, by and among SBA Properties, Inc., SBA Towers, Inc., SBA Puerto Rico, Inc., SBA Sites, Inc., SBA Towers USVI, Inc., and SBA Structures, Inc., and SBA Network Management, Inc., and SBA Senior Finance, Inc.	10-K	Year ended December 31, 2006

10.75A	SBA Communications Corporation 2008 Employee Stock Purchase Plan, as amended on May 4, 2011.†	10-Q	Quarter ended June 30, 2011

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Period Covered or Date of Filing

10.76	Form of Indemnification Agreement dated January 15, 2009 between SBA Communications Corporation and its directors and certain officers.	10-K	Year ended December 31, 2008

10.85C	Amended and Restated Employment Agreement, dated as of December 7, 2015, between SBA Communications Corporation and Brendan T. Cavanagh.†	10-K	Year ended December 31, 2015

10.89	SBA Communications Corporation 2010 Performance and Equity Incentive Plan.†	S-8 (333-166969)	05/20/10

21	Subsidiaries.	10-K	Year ended December 31, 2015

23.1	Consent of Ernst & Young LLP—SBA Communications REIT Corporation.**

23.2	Consent of Ernst & Young LLP—SBA Communications Corporation.**

23.3	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).**

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (included on signature page to the Form S-4).**

99.1	Form of Proxy Card for the Special Meeting of SBA Communications Corporation.**

†	Management contract or compensatory plan or arrangement.
*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on December 1, 2016.

SBA COMMUNICATIONS REIT CORPORATION

By:	/s/ Jeffrey A. Stoops
Name:	Jeffrey A. Stoops
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Steven E. Bernstein	Chairman of the Board of Directors	December 1, 2016

/s/ Jeffrey A. Stoops Jeffrey A. Stoops	Chief Executive Officer and President (Principal Executive Officer)	December 1, 2016

/s/ Brendan T. Cavanagh Brendan T. Cavanagh	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	December 1, 2016

/s/ Brian D. Lazarus Brian D. Lazarus	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	December 1, 2016

* Kevin L. Beebe	Director	December 1, 2016

* Brian C. Carr	Director	December 1, 2016

Signature	Title	Date

* Mary S. Chan	Director	December 1, 2016

* Duncan H. Cocroft	Director	December 1, 2016

* George R. Krouse, Jr.	Director	December 1, 2016

* Jack Langer	Director	December 1, 2016

*By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Attorney-in-Fact